Exhibit 10.3

Loan No.

COMMERCIAL MORTGAGE

THIS IS A FUTURE ADVANCE MORTGAGE

THIS COMMERCIAL MORTGAGE (“Mortgage”) is made on June 21, 2016, by and between the Grantor, as herein defined, and FLAGSTAR BANK, FSB, a federally chartered savings bank (together with its successors and/or assigns, “Bank”), whose address is 5151 Corporate Drive, Troy, Michigan 48098.

IN CONSIDERATION of loans, advances or other financial accommodations from the Bank to the Grantor and/or the Borrower, Grantor does hereby covenant, promise and agree to and with the Bank, which covenants, promises and agreements shall, to the extent permitted by law, be deemed to run with the land, as follows:

1. Definitions. The following terms shall have the following meanings when used in this Mortgage. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement (as defined below).

a. “Borrower” means Grantor.

b. “Grantor” means UTSI Finance, Inc., a Michigan corporation, whose address is 12755 E. Nine Mile Road, Warren, Michigan 48089 and its permitted successors and assigns.

c. “Lease(s)” means any and all agreements (written or oral) to which Borrower is a party or has any interest therein, demising any part of the Property, or pursuant to which any Person occupies any portion of the Property, now or hereafter existing, including all rights of Borrower thereunder, and all rights to rents, profits, Income and other sums due thereunder, and all guaranties thereof by any other Person.

d. “Secured Liabilities” means all liabilities and obligations of any and every kind and nature heretofore, now or hereafter owing from the Borrower to the Bank, under the Note, the Swap Obligations (to the extent allocable to the Note) and this Mortgage, plus all interest, costs, expenses and reasonable attorney fees which may be made or incurred by the Bank in the disbursement, administration or collection of such liabilities and obligations and in the protection, maintenance and liquidation of the Property and the performance of the covenants and conditions of this Mortgage, and ANY FUTURE ADVANCES, WITH INTEREST THEREON, made by the Bank to or for the benefit of Grantor and/or the Borrower and/or with respect to the Property, all of which are secured by this Mortgage pursuant to the provisions hereof. The term “Secured Liabilities” does not include, and this Mortgage does not secure, any other amounts due with respect to the Loan (evidenced by the other Notes dated of even date herewith or otherwise).

e. “Loan” means the Loan extended under the Loan Agreement and currently due on June 30, 2026, of which the amount evidenced by the Note is a part.

f. “Loan Agreement” means the Loan and Financing Agreement by and among Bank and Borrower dated of even date herewith, and all amendments, modifications, extensions, and/or restatements thereof, from time to time.

g. “Note” means Promissory Note No. 1 (Term Loan), in the amount of Three Million Six Hundred Eighty-Four Thousand and No/100 Dollars ($3,684,000.00), as may be amended, modified, extended and/or restated, from time to time, which is one (1) of ten (10) Notes (as defined in the Loan Agreement) evidencing the Loan.

h. “Property” means all the estate, title, and interest and rights of Grantor in the real property situated in the City of Dearborn, Wayne County, Michigan commonly known as 4440 Wyoming, together with all easements, rights, privileges, appurtenances, tenements and hereditaments thereunder belonging and which may hereafter attach thereto and all heretofore or hereafter vacated alleys and streets abutting thereto, described in Exhibit “A” attached hereto (“Real Estate”) together with the following:

All buildings, structures, replacements, furnishings, fixtures, fittings and other improvements and property of every kind and character now or hereafter located or erected on the Real Estate and owned or purported to be owned by Grantor, together with all building or construction materials, equipment, appliances, machinery, fittings, apparatus, fixtures and other articles of any kind or nature whatsoever now or hereafter found on, affixed to or attached to the Real Estate and owned or purported to be owned by Grantor, including, without limitation, all trees, shrubs and landscaping materials, reels, and all heating, venting, electrical, lighting, power, plumbing, air conditioning, refrigeration and ventilation equipment (all of the foregoing are herein referred to collectively as the “Improvements”);

and

All furniture, furnishings, equipment (including, without limitation, telephone and other communications equipment, office and record keeping equipment, window cleaning, building cleaning, signs, monitoring, garbage, air conditioning, computers, point of sale devices, drive-through equipment and other equipment), inventory and goods and all other tangible property of any kind or character now or hereafter owned or purported to be owned by Grantor and used or useful in connection with the Real Estate and located on the Real Estate including, without limitation, all rights of Grantor under any lease to equipment, furniture, furnishings, fixtures and other items of personal property located on the Real Estate at any time during the term of such lease;

and

All option rights, purchase contracts, condemnation claims, demands, awards and settlement payments, insurance contracts, insurance payments and proceeds, unearned insurance premiums, warranties, guaranties, utility deposits of Grantor relating to the Real Estate or the Improvements and all accounts, contract rights, instruments, chattel paper and other rights of Grantor for payment of money to it for property sold or lent by it, for services rendered by it, for money lent by it, or for advances or deposits made by it related to the Real Estate or the Improvements;

and

All rents, security or similar deposits, issues, profits, revenue, royalties, earnings, products, proceeds , income and other benefits owned and/or derived, by Grantor from the Real Estate or the Improvements;

and

All rights of Grantor under all leases, licenses, occupancy agreements, concessions or other arrangements, whether written or oral, whether now existing or entered into at any time hereafter, whereby any Person agrees to pay money to Grantor or any consideration for the use, possession or occupancy of, or any estate in, the Real Estate or the Improvements or any part thereof, and all rents, income, profits, benefits, avails, advantages and claims against guarantors under any of the foregoing;

and

All rights of Grantor, if any, to all plans and specifications, designs, drawings and other matters prepared in connection with the Real Estate or the Improvements;

and

All rights of Grantor under any contracts executed by Grantor with any provider of goods or services for or in connection with any construction undertaken on, or services performed or to be performed in connection with, the Real Estate or the Improvements, including, without limitation, any architect’s contracts, construction contracts and management contracts;

and

All rights of Grantor as seller or borrower under any agreement, contract, understanding or arrangement pursuant to which Grantor has, with the prior written consent of Bank, obtained the agreement of any Person to pay or disburse any money for Grantor’s sale (or borrowing on the security) of the Collateral or any part thereof;

and

All rights of Grantor in any licenses, permits, registrations, permissions, approvals, consents and other authorizations in connection with the Real Estate or the Improvements;

and

All other property or rights of Grantor of any kind or character related to the Real Estate or the Improvements, all substitutions, replacements and additions thereto, whether now existing or hereafter acquired, and all proceeds (including, without limitation, insurance and condemnation proceeds) and products of any of the foregoing.

Together with:

All proceeds (whether cash proceeds or noncash proceeds) of the foregoing property, including without limitation proceeds of insurance payable by reason of loss or damage to the foregoing property and of eminent domain or condemnation awards.

All products of, additions and accessions to, and substitutions, betterments and replacements for the foregoing property.

2. Grant of Mortgage. Grantor does hereby MORTGAGE and WARRANT to the Bank and its successors and assigns forever the Property and grants to the Bank and its successors and assigns a continuing security interest in the Property to secure the timely repayment and performance of the Secured Liabilities, to have and to hold the Property, with all of the tenements, hereditaments, easements, appurtenances and other rights and privileges thereunto belonging or in any manner now or hereafter appertaining thereto, for the use and benefit of the Bank upon the conditions hereinafter set forth.

3. Future Advances. Upon request of Grantor, the Bank at the Bank’s option prior to release of this Mortgage, may enter into additional credit facilities, including additional Secured Liabilities, accept any Note, and/or make future advances to or for the benefit of Grantor and all of the foregoing, with interest thereon, may be secured by this Mortgage if Grantor expressly so agrees in writing.

4. Covenant to Pay Secured Liabilities. Grantor shall promptly pay and perform all Secured Liabilities for which it is liable or obligated in accordance with the terms thereof. Grantor acknowledges and agrees that this Mortgage shall not be extinguished and the priority of this Mortgage shall not be altered in any way until a Mortgage discharge has been executed by the Bank and recorded in the proper county, which shall be recorded when the Secured Liabilities have been paid in full.

5. Covenant of Title. At the time of the execution and delivery of this Mortgage, Grantor is, and will be, the owner of the Property in fee simple, free of all easements, liens (except as set forth in the Loan Agreement and except for liens that are validly subordinated to the lien of the Bank by written instrument in form and substance satisfactory to Bank in its sole and absolute discretion) and encumbrances whatever (other than those easements of record as of the date hereof, the rights of the public in any part of the Property used or taken for road purposes and any other mortgages, liens or encumbrances to which the Bank has consented in writing), and will forever warrant and defend the same against any and all other claims whatever except as provided herein, and the lien created hereby is and will be kept as a valid lien upon the Property and every part thereof, subject only to the foregoing exceptions.

6. Maintenance of Property. Grantor shall at all times preserve and maintain the Property in good repair, working order and condition and shall make all necessary improvements and repairs so the value and efficiency of the Property is at all times maintained and Bank’s security is not impaired. Bank shall have the right to enter upon and inspect the Property at all reasonable times, but not more than once in any twelve (12) month period, and if, upon inspection of the Property, Bank reasonably determines the Property or any part thereof requires repair, maintenance, or care of any kind which the Grantor, after notice from Bank, fails to perform within the Cure Period for a Non-Monetary Event of Default, Bank may declare the same to be a Matured Event of Default and may, at Bank’s option, by its agent, enter, repair and care for the Property, paying such amount therefor as the Bank deems reasonably appropriate, and all costs incurred by Bank shall be added to the Secured Liabilities secured by this Mortgage.

7. Payment of Taxes, Liens and Insurance. Grantor shall pay before delinquency all taxes, assessments, and governmental charges levied upon the Property and all claims, liens, encumbrances, levies, judgments and charges which are at any time levied, recorded, placed upon, or assessed against the Property, and shall promptly deliver to Bank receipts, upon Bank’s written request, evidencing such payment; provided, however, that Grantor will not be required to pay any tax, assessment, governmental charge, claim, lien, encumbrance, levy, judgment or charge if Grantor is in good faith contesting the validity thereof and has provided a reserve for payment of the entire amount of any such contested tax, assessment, governmental charge, claim, lien, encumbrance, levy, judgment or charge on its financial statements.

8. Insurance. Until the Secured Liabilities are fully satisfied, Grantor will keep the Property continuously insured against loss by fire, windstorm and other hazards, casualties and contingencies, including vandalism and malicious mischief, in such amounts, for such periods, and by policies issued by such insurers, as required by the Loan Agreement. Grantor shall pay promptly when due all premiums for such insurance and deliver to the Bank, upon request, receipts showing such payment. All insurance shall be carried in companies approved by the Bank and shall have attached thereto a mortgagee and loss payee clause(s) acceptable to the Bank, making all loss or losses under such policies payable to the Bank, its successors and assigns, as its or their interest may appear. In the event of loss or damage to the Property, Grantor shall give immediate notice in writing by mail to the Bank, who may make proof of loss if not made promptly by Grantor. In the event of any inconsistency, the provisions of the Loan Agreement shall control.

In the event the amount of the loss is an amount equal to Two Hundred Thousand Dollars ($200,000.00) or less, the insurance proceeds shall be released to the Grantor, upon request by the Grantor. Grantor shall be obligated to use such proceeds to restore or repair the Property unless the Bank otherwise specifies in writing.

In the event the amount of the loss is greater than an amount equal to Two Hundred Thousand Dollars ($200,000.00) each insurance company concerned is hereby authorized and directed upon request by the Bank, to make payment for such loss, to the extent of the Secured

Liabilities, directly to the Bank instead of to Grantor and the Bank jointly and in such event, provided no Event of Default hereunder then exists nor any event which with notice or the passage of time or both would become an Event of Default hereunder and further provided that the Bank shall reasonably determine that sufficient funds are available from insurance proceeds and any funds to be provided by Grantor to repair or restore the Property within a reasonable time (and in all events at least six months prior to the Due Date of the Note) and that such repair or restoration is economically feasible (economically feasible means that after giving effect to the use of proceeds, the principal amount of the Secured Liabilities (drawn and undrawn) is not more than 75% of the appraised value of the Property as reasonably determined by Bank, the Bank agrees, upon request by the Grantor, to apply the insurance proceeds to repair or restore the Property, after reimbursement of all costs and expenses of the Bank in collecting such proceeds, subject to the following terms and conditions:

a. The Bank shall retain all insurance proceeds in a non-interest bearing escrow account to be disbursed to pay the costs of repair or restoration in accordance with procedures reasonably established by the Bank, and

b. All plans and specifications for repair or restoration shall be subject to Bank Approval prior to the commencement of any repair or restoration or the improvements may be constructed to the same specifications as previously existed, and

c. All repair or restoration shall be done by or under the direction of Grantor, shall be in accordance with the approved plans and specifications, shall be in a workmanlike manner free from all defects, shall be in compliance with all statutes, ordinances, rules and regulations applicable thereto and shall be completed free of all construction liens except those being contested in good faith by appropriate proceedings, and

d. The Bank shall have the right, at Grantor’s expense, to inspect all repairs and restoration and, if the Bank reasonably determines that any work or materials are not in conformity with the approved plans and specifications, the Bank’s standard construction loan practices and procedures, or other requirements of sub-paragraph (c) above, to stop the work and order replacement or correction thereof by Grantor, and

e. The Bank shall not be obligated to make disbursements more frequently than monthly and the remaining undisbursed proceeds shall always be sufficient to meet the total estimated remaining costs to complete the repair or restoration and any shortfall, from time to time, shall be provided to Bank in cash by Borrower, and

f. All insurance proceeds in excess of the amounts necessary to repair or restore the Property shall be released to Grantor if all of the provisions of this Section are satisfactory and the restoration has been substantially completed (subject to punchlist items), and

g. The Property and the use thereof after the restoration will be in compliance with and permitted under all applicable zoning laws, ordinance, rules and regulations, and

h. The restoration shall be done and completed by the Grantor in an expeditious and diligent fashion and in compliance with all applicable laws, including without limitation, all applicable Environmental Laws and/or Applicable laws, and

i. Such fire or other casualty, as applicable, does not result in the loss of access to the Property or to the improvements located thereon, and

j. Bank shall determine there has been no material adverse effect upon either:

(i) the ability of Grantor to make payments on or to satisfy, the Note, when due; or

(ii) the value of the Property (after giving effect to the restoration).

In the event all of the conditions to the use of the insurance proceeds to repair or restore the Property which are outlined above are not satisfied, the Bank, at its option, may apply the insurance proceeds or any part thereof, first, toward reimbursement of all costs and expenses of the Bank in collecting such proceeds, and then, to the Secured Liabilities (without any penalty for prepayment), to fulfill any other covenant herein or any other obligation of Grantor to the Bank, or to the restoration or repair of the Property. Application by the Bank of any insurance proceeds to the Secured Liabilities shall not excuse, extend or reduce the regularly scheduled payments due thereunder. In the event of foreclosure of this Mortgage or other transfer of title to the Property in extinguishment of the Secured Liabilities, all right, title and interest of Grantor in and to any insurance policies then in force shall pass to the purchaser or grantee and Grantor hereby appoints the Bank its attorney-in-fact, in Grantor’s name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

If at any time the Property is identified by the Director of the Federal Emergency Management Agency or any other person or entity designated with such responsibility under the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973 and the National Flood Insurance Reform Act of 1994, all as amended (collectively called the “Flood Act”), as being located in a flood hazard area, Grantor shall keep the Property covered by flood insurance in such amount as is required by Bank and in at least the amount required by the Flood Act and all regulations issued thereunder.

9. Eminent Domain. In the event the entire Property is taken under the power of eminent domain, the entire award or payment in lieu of condemnation, to the full extent of the Secured Liabilities, shall be paid to the Bank (unless Borrower provides to Seller substitute collateral with Bank Approval in the manner contemplated by Section 5.2 of the Loan Agreement). The Bank shall apply such award or payment, first, toward reimbursement of all of the Bank’s costs and expenses incurred in connection with collecting such award or payment, and then, at the Bank’s option, to the Secured Liabilities (without any penalty for prepayment), to fulfill any other covenant herein or to any other obligation of Grantor to the Bank.

In the event of a partial taking of the Property which materially detrimentally impacts the usability of the Property for the purpose intended under the power of eminent domain, the entire award or payment in lieu of condemnation, to the full extent of the Secured Liabilities, shall be paid over to the Bank and provided no Event of Default hereunder then exists, nor any event which with notice or the passage of time or both would become an Event of Default hereunder, and the Bank shall reasonably determine that sufficient funds are available from the award or payment and any funds to be provided by Grantor to repair or restore the remaining portion of the Property within a reasonable time and that such repair or restoration is economically feasible [economically feasible (as defined in Section 8 hereof)], in the reasonable business judgment of Bank, the Bank agrees, upon request by the Grantor, to apply the award or payment to repair or restore the remaining portion of the Property, after reimbursement of all costs and expenses of the Bank in collecting the award or payment, subject to the following terms and conditions:

a. The Bank shall retain the award or payment in a non-interest bearing escrow account to be disbursed to pay the costs of repair or restoration in accordance with procedures reasonably established by the Bank.

b. All plans and specifications for repair or restoration shall be subject to Bank Approval prior to the commencement of any repair or restoration or the improvements may be constructed to the same specifications as previously existed.

c. All repair or restoration shall be done by or under the direction of Grantor, shall be in accordance with the approved plans and specifications, shall be in a workmanlike manner free from all defects, shall be in compliance with all statutes, ordinances, rules and regulations applicable thereto and shall be completed free of all construction liens except those being contested in good faith by appropriate proceedings and with respect to which Grantor shall have provided the Bank satisfactory security.

d. The Bank shall have the right, at Grantor’s expense, to inspect all repairs and restoration and, if the Bank reasonably determines that any work or materials are not in conformity with the approved plans and specifications or other requirements of sub-paragraph (c) above, to stop the work and order replacement or correction thereof by Grantor.

e. The Bank shall not be obligated to make disbursements more frequently than monthly and the remaining undisbursed proceeds shall always be sufficient to meet the total estimated remaining costs to complete the repair or restoration.

f. All proceeds of the award or payment in excess of the amounts necessary to repair or restore the Property may be applied, at the Bank’s option, to the Secured Liabilities (without penalty for prepayment), to fulfill any other covenant herein or any other obligation of Grantor to the Bank, or released to Grantor.

In the event all of the conditions to the use of the award or payment to repair or restore the Property which are outlined above are not satisfied, the Bank, at its option, may apply the award or payment or any part thereof, first, toward reimbursement of all costs and expenses of the Bank in collecting such award or payment, and then, to the Secured Liabilities (without any penalty for prepayment), to fulfill any other covenant herein or any other obligation of Grantor to the Bank, or to the restoration or repair of the Property. Application by the Bank of any condemnation award or payment or portion thereof to the Secured Liabilities shall not excuse, extend or reduce the regularly scheduled payments due thereunder.

10. Removal of Improvements. Except for replacement, maintenance, and relocation in the ordinary course of business or for tenant improvements made for tenants of the Property, or as previously disclosed to Bank by Grantor, Grantor shall not remove from the Property any improvement, accessions, fixtures, machinery, or equipment pertaining to or forming a part of the Property without Bank Approval. All replacements shall be with improvements, fixtures, machinery and equipment of the same or better quality than those replaced.

11. Bank’s Right to Make Expenditures. Should a Matured Event of Default occur hereunder as a result of Grantor’s failure to pay any taxes or assessments or procure and maintain insurance or make necessary repairs to the Property to the extent required pursuant to the provisions of the Loan Documents, the Bank may pay such taxes and assessments, effect such insurance and make such repairs, and the monies so paid by it shall be a further lien on the Property, payable forthwith, with interest at the Default Rate applicable to the Secured Liabilities as provided in the Loan Documents. The Bank may make advances without curing the Matured Event of Default and without waiving the Bank’s right of foreclosure or any other right or remedy of the Bank under this Mortgage. The exercise of the right to make advances pursuant to this paragraph shall be optional with the Bank and not obligatory and the Bank shall not be liable in any case for failure to exercise such right or for failure to continue exercising such right once having exercised it.

12. Compliance with Law. Grantor will comply promptly with all laws, ordinances, regulations and orders of all public authorities having jurisdiction over the Property relating to the use, occupancy and maintenance thereof, and shall upon request promptly submit to the Bank evidence of such compliance. Nothing herein shall be deemed to prohibit Grantor from contesting the enforceability or applicability of any law, ordinance, regulation or order; provided, however, that the Bank, in its sole discretion, may require that Grantor comply with any such law, ordinance, regulation or order during the pendency of any such contest and all appeals therefrom. Grantor will not permit the Property or any portion thereof to be used for any unlawful purpose.

13. Environmental Warranties, Compliance, and Indemnification. Grantor agrees to at all times observe and promptly comply with the provisions of the Environmental Certificate and Environmental Indemnity Agreement from Borrower to Bank of even date herewith.

14. Assignment of Rents and Leases. As additional security for the Secured Liabilities and performance of the covenants and agreements set forth herein, Grantor hereby assigns to the Bank, and grants Bank a security interest in, any oil and gas located in, on or under the Property (to the extent of Grantor’s interest therein), any and all Leases of the Property, and all rents, issues, income and profits derived from the use of the Property or any portion thereof, whether due or to become due. These assignments shall run with the land and shall be good and valid against Grantor and all persons claiming by, under, or through Grantor from the date of recording of this Mortgage and shall continue to be operative during foreclosure or any other proceedings taken to enforce this Mortgage. If any foreclosure sale results in a deficiency, the assignments shall continue as security during the foreclosure redemption period, to the extent permitted under applicable law.

15. Assignment of Contracts and Agreements. Grantor hereby assigns to the Bank, as further security for the Secured Liabilities, Grantor’s interest in all agreements, contracts (including contracts for the lease or sale of the Property or any portion thereof), licenses and permits affecting the Property. Such assignment shall not be construed as a consent by the Bank to any agreement, contract, license, or permit so assigned, or to impose upon the Bank any obligations with respect thereto. Grantor shall not cancel or amend any of the agreements, contracts, licenses and permits hereby assigned (nor permit any of the same to terminate if they are necessary or desirable for the operation of the Property), except in the ordinary course of business, without first obtaining, on each occasion, the written approval of the Bank, which approval will not be unreasonably withheld, delayed or conditioned. This paragraph shall not be applicable to any agreement, contract, license or permit that terminates if it is assigned without the consent of any party thereto (other than Grantor) or issuer thereof, unless such consent has been obtained or this assignment is ratified by such party or issuer; nor shall this paragraph be construed as a present assignment of any agreement, contract, license or permit that Grantor is required by law to hold in order to operate the Property for the purposes intended.

16. Due on Sale. The Bank in making the loan secured by this Mortgage is relying upon the integrity of Grantor and its undertaking to maintain the Property. If Grantor should (a) sell, transfer, convey or assign the Property, or any right, title or interest therein, whether legal or equitable, whether voluntarily or involuntarily, by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest (other than leases to tenants or any other method of conveyance of real property interests; or (b) cause, permit or suffer any change in the current ownership or management of the Grantor which results in an Affiliate not Controlling Grantor, without paying the remaining balance of the Note, and interest thereon, in full, or providing substitute collateral from the Non-Pledged Pool Property with Bank’s Approval, then, and in any such event, the Bank shall have the right at its sole option thereafter to declare all sums secured hereby and then unpaid to be due and payable forthwith although the period limited for the payment thereof shall not then have expired, anything contained to the contrary hereinbefore notwithstanding, and thereupon to exercise all of its rights and remedies under this Mortgage. If the ownership of the Property, or any part thereof, or Borrower becomes vested in a person other than the Grantor (with or without the Bank’s consent), the Bank may deal with such successor or successors in interest with reference to this Mortgage, and the Secured Liabilities, in the same manner as with the Grantor, without in any manner vitiating, releasing or discharging the Grantor’s liability hereunder or upon the Secured Liabilities. No sale of the Property and no forbearance or extensions by the Bank of the time for payment of the Secured Liabilities or the performance of the covenants and agreements herein provided shall in any way operate to release, discharge, modify, change or affect the lien of this Mortgage or the liability of Grantor, if any, on the Secured Liabilities or for the performance hereof, either in whole or in part.

17. Secondary Financing. Except for the loans, liens and obligations that are subordinated to Bank by written instrument acceptable to Bank in its sole and absolute discretion and except for liens which are being diligently contested in good faith Grantor will not, without the prior written consent of the Bank, mortgage or pledge the Property or any part thereof as security for any other loan or obligation of Grantor or suffer or permit any encumbrance or charge on the Property not allowed by this Mortgage or the Loan Agreement. If any such mortgage or pledge is entered into or encumbrance or charge exists without the prior written consent of the Bank, the same shall be an Event of Default. Further, Grantor also shall pay any and all other obligations, liabilities or debts which may become liens, security interests, or encumbrances upon or charges against the Property for any repairs or improvements that are now or may hereafter be made thereon, and shall not, without the Bank’s prior written consent, permit any lien, security interest, encumbrance or charge of any kind to accrue and remain outstanding against the Property or any part thereof, or any improvements thereon, irrespective of whether such lien, security interest, encumbrance or charge is junior to the lien of this Mortgage, except as otherwise allowed by this Mortgage or the Loan Agreement. Notwithstanding the foregoing, if any personal property by way of additions, replacements or substitutions is hereafter purchased and installed, affixed or placed by Grantor on the Property under a security agreement, the lien or title of which is superior to the lien created by this Mortgage, all the right, title and interest of Grantor in and to any and all such personal property, together with the benefit of any deposits or payments made thereon by Grantor, shall nevertheless be and are hereby assigned to the Bank and are covered by the lien of this Mortgage.

18. Waste. Except as allowed by this Mortgage or the Loan Agreement, Grantor’s failure, refusal or neglect to pay any taxes or assessments levied against the Property or any insurance premiums due upon policies of insurance covering the Property will constitute waste under Applicable Law, and the Bank shall have a right to appointment of a receiver of the Property and of the rents and income from the Property, with such powers as the Court making such appointment confers. Grantor hereby consents to such appointment in such event, and agrees that Bank’s costs and expenses, including reasonable attorney fees, incurred in such proceeding shall be added to the Secured Liabilities. Payment by the Bank for and on behalf of Grantor of any delinquent taxes, assessments, or insurance premiums payable by Grantor under the terms of this Mortgage will not cure the Event of Default herein described nor in any manner impair the Bank’s right to appointment of a receiver as set forth herein.

19. Remedies Upon Default. The Bank may, in addition to and not in lieu of or substitution for, all other rights and remedies provided by law:

a. Accelerate Secured Liabilities. If a Matured Event of Default exists, with written notice to Grantor, declare the entire unpaid and outstanding principal balance of the Secured Liabilities, and all accrued interest, to be due and payable in full forthwith, and at the Bank’s option, to bring suit therefor and to take any and all steps and institute any and all other proceedings that the Bank deems necessary to enforce the Secured Liabilities and to protect the lien of this Mortgage.

b. Advance Sums for Other Liens. Upon the occurrence of any Event of Default arising out of the existence of any lien upon the Property, the Bank shall have the right (without being obligated to do so or to continue to do so), with written notice to Grantor, to advance on and for the account of Grantor such sums as the Bank in its sole discretion deems necessary to cure such Event of Default or to induce the holder of any such lien to forbear from exercising its rights thereunder. The repayment of all such advances, with interest thereon at the highest rate applicable to the Secured Liabilities from the date of each such advance, shall be secured hereby and shall be immediately due and payable without demand.

c. Mortgage Foreclosure. If a Matured Event of Default exists foreclose this Mortgage and sell the Property at public auction or venue or judicially foreclose this

Mortgage pursuant to Applicable Law, and Grantor agrees to pay all of Bank’s costs and expenses, including reasonable attorney fees on an hourly basis plus expenses, which shall be added to the Secured Liabilities. Any foreclosure sale may, at the sole option of the Bank, be made en masse or in parcels, any law to the contrary notwithstanding, and Grantor hereby knowingly, voluntarily and intelligently waives any right to require any such foreclosure sale to be made in parcels or any right to select which parcels shall be sold. The proceeds of any foreclosure sale shall be applied, as the Bank elects, to the payment of Bank’s collection and other expenses, including reasonable attorney fees on an hourly basis plus expenses, and/or payment of the Secured Liabilities, with the surplus, if any, to Grantor or Grantor’s successor in interest. Commencement of proceedings to foreclose this Mortgage in any manner authorized by law shall be deemed an exercise of the Bank’s option to accelerate the Secured Liabilities. After the date upon which the maturity of the Secured Liabilities has been accelerated, Bank acceptance of any amount(s) paid by Grantor less than the full unpaid principal balance of the Secured Liabilities plus accrued interest, late charges and Bank’s costs and expenses in this Mortgage described, shall not waive the default or acceleration, but shall only be credited upon the unpaid balance of the Secured Liabilities unless the Bank specifically agrees in writing to waive any such default and/or acceleration.

This Mortgage contains a power of sale and upon a Matured Event of Default may be foreclosed by advertisement. In a foreclosure by advertisement, no hearing is involved and the only notice required is publication of a foreclosure notice in a local newspaper and posting a copy of the notice upon the Property. If this Mortgage is foreclosed by advertisement under the provisions of Applicable Law, Grantor hereby knowingly, voluntarily, and intelligently waives all rights under the Constitution and laws of the State of Michigan and the Constitution and laws of the United States of America to any notice or hearing in connection with a foreclosure by advertisement except as set forth in the Michigan statute.

d. Collection of Rents. If a Matured Event of Default exists, enter into peaceful possession of the Property and/or to collect and receive all rents, issues, income and profits from the Property, terminate any tenancy, maintain proceedings to recover rents or possession of any of the Property from any tenant or trespasser, rent or lease the Property or any portion thereof upon such terms as the Bank deems best, and have the right to all oil and gas royalties and any other income from the Property. Bank, in such order as Bank in its sole discretion elects, may apply the proceeds of any rents, issues, profits and income to: (i) preservation, maintenance or operation of the Property, (ii) payment of taxes due on the Property; and (iii) payment of the Secured Liabilities. Grantor irrevocably consents and agrees that the lessee(s) under any Lease, upon demand and notice from Bank of Grantor’s default, shall be required to pay all rents, issues, profits and income to Bank, without any obligation upon such lessee(s) to determine the actual existence of any default by Grantor. Bank may enter upon the Property or any part thereof, by its officers, agents, or employees, for the collection of the rents, issues and profits and for the operation and maintenance of the Property, and Grantor hereby authorizes Bank in general to perform all acts necessary for the operation and maintenance of the Property in the same manner and to the same extent that the Grantor might so act. Such entry and taking possession of the Property or any part thereof by Bank, may be made by actual entry and possession or by written notice served personally upon or sent by certified mail to the last owner of the Property appearing on the records of the Bank, as the Bank elects, without further authorization or notice.

Bank shall be entitled, to the extent provided by law, to the appointment of a receiver of the Premises and of income derived therefrom, and all collateral. This appointment shall be in addition to any other rights, relief or remedies afforded Bank. Such receiver, in addition to any other rights to which he shall be entitled, shall be authorized to sell any and all property of the Borrower located at the Property for the benefit of Bank pursuant to provisions of Michigan law and the Uniform Commercial Code of Michigan. Borrower acknowledges, agrees and irrevocably consents to, the appointment of such receiver and that such receiver shall have the power to take possession of, sell, collect monies due from, and otherwise manage, the Property, and take, or refrain from taking, all other actions with respect to the Property as if the owner thereof, or do any of the foregoing in whole or in part as Bank may request. In the event of any deficiency, Borrower and all other parties liable or otherwise obligated therefore, shall remain liable and obligated therefore.

e. Title Reports. Procure mortgage foreclosure or title reports. Grantor covenants to pay forthwith to the Bank all sums paid for such purposes with interest at the Default Rate applicable to the Secured Liabilities, and such sums and the interest thereon shall constitute a further lien upon the Property.

f. Appraisals and Audits. Procure appraisals, environmental audits and such other investigations or analyses of the Property as the Bank may reasonably determine to be required by regulatory or accounting rules, procedures or practices or to otherwise be reasonably prudent or necessary. Grantor shall grant the Bank free and unrestricted access to the Property for such purposes. Grantor covenants to pay forthwith to the Bank all sums paid for such purposes with interest at the rate applicable to the Secured Liabilities, and such sums and the interest thereon shall constitute a further lien upon the Property.

g. Bank’s rights under this Section 19 are subject to the provisions and limitations of Section 15 of the Loan Agreement.

h. Notwithstanding the foregoing rights of the Bank following a Matured Event of Default, to the extent that the Pledged Pool Lease (as defined in the Loan Agreement) with respect to the Property is in full force and effect and the tenant pays all rent due under the Pledged Pool Lease involved as and when due to the Bank, the Bank shall, prior to exercising any remedies hereunder or in the Loan Agreement, collect all rent due under the Pledged Pool Lease involved for a period of thirty (30) days after a Matured Event of Default (the “Collection Period”), after which it can either (i) continue to collect rent from the tenant under the Pledged Pool Lease involved (if the tenant under the Pledged Pool Lease involved has agreed to make such payments to the Bank) or (ii) after 15 days further written notice to the Borrower, exercise any and all rights and remedies provided for herein, in the Loan Agreement or available to it under law, unless within said fifteen (15) day period, Borrower provides a third party purchaser of the Property who pays to Bank in good funds the outstanding amount of the unpaid balance of the Note, and accrued but unpaid interest thereunder (and other amounts due pursuant to this Mortgage with respect to the Property) within said 15 day period. If the tenant fails to pay rent to the Bank under the Collateral Pool Lease involved as and when due, the Bank will not be required to wait for the expiration of the Collection Period prior to exercising any of its remedies.

20. Costs of Legal Proceedings. The Grantor shall pay the Bank a reasonable attorney’s fee, on an hourly basis plus expenses, in addition to all other legal costs in case the Bank shall become a party, either as plaintiff or defendant, to any legal proceedings in relation to the Property or the lien created hereby, which sums shall be secured hereby and shall be payable forthwith at the highest rate applicable to the Secured Liabilities.

21. Books and Records. The Grantor covenants and agrees to furnish to the Bank such books and records as required pursuant to Loan Agreement.

22. Payment Upon Acceleration Subject to Any Prepayment Penalty. Upon the occurrence and during the continuance of a Matured Event of Default by Grantor hereunder and following the acceleration of maturity of the Secured Liabilities, a tender of payment of the amount necessary to satisfy the entire Secured Liabilities, made at any time prior to the foreclosure sale by Grantor, or by anyone in behalf of the Grantor, shall constitute an evasion of the payment terms of the Secured Liabilities and shall be deemed to be a voluntary prepayment thereunder, and any such payment, to the extent permitted by law, will therefore include the premium required under the prepayment privilege and Swap Transaction Documents, if any, applicable to the Secured Liabilities.

23. Security Agreement and Financing Statements. Grantor shall execute, acknowledge and deliver any and all financing statements required by the Bank to protect its interest under the provisions of the Michigan Uniform Commercial Code, as amended, forthwith upon the written request of the Bank. Upon any failure of Grantor to do so, the Bank may execute, record, file, re-record and refile any and all such documents for and in the name of Grantor, and Grantor hereby irrevocably appoints the Bank as agent and attorney-in-fact of Grantor for the foregoing purposes. This instrument is intended by the parties to be, and shall be construed as, a security agreement, as that term is defined and used in Article Nine of the Michigan Uniform Commercial Code, as amended, and shall grant to the Bank a security interest in that portion of the Property with respect to which a security interest can be granted under Article Nine of the Michigan Uniform Commercial Code, as amended, which security interest shall include a security interest in all personalty owned by Grantor, whether now owned or subsequently acquired, which is or in the future may be physically located on or affixed to the Property described in Exhibit “A” hereto (but not otherwise), regardless of whether such personalty consists of fixtures under Applicable Law, a security interest in the proceeds and products of the proceeds of all insurance policies now or hereafter covering all or any part of such collateral. For purposes of Article Nine of the Michigan Uniform Commercial Code, (a) Grantor herein is the “debtor”, (b) the Bank herein is the “secured party”, (c) information concerning the security interest created hereby may be obtained from the Bank at its address set forth on page 1 hereof, and (d) Grantor’s mailing address is that set forth on page 1 hereof.

24. Non-Bank Liens, Insolvency Proceedings. If any non-Bank mortgage foreclosure proceeding or any Federal, State or local tax lien, seizure, levy, forfeiture, or any other lien or proceeding shall be instituted, recorded, or filed against the Property which is not being defended by Grantor in good faith or if any insolvency or receivership proceedings, either voluntary or involuntary, are instituted by or against Grantor for the liquidation or rehabilitation of Grantor’s assets and affairs, or if any criminal proceedings are initiated wherein forfeiture of the Property is a potential penalty, the Bank may, at its option and with written notice to Grantor, declare the entire Secured Liabilities to be immediately due and payable and may institute all such proceedings, including foreclosure of this Mortgage, as the Bank deems necessary to protect its interest in the Property.

25. Prior Mortgage. If Bank has consented and agreed, in writing specifically permitted that this Mortgage is to be second and subordinate to a prior recorded mortgage, Grantor expressly covenants and agrees that Grantor shall not borrow any additional sum, nor incur any additional indebtedness or other obligation secured by the prior mortgage.

26. Suretyship Waivers. This mortgage continuously secures an obligation of payment and not of collection, and the Grantor agrees that the Bank’s enforcement of its rights and remedies under this Mortgage, except as otherwise specifically set forth, shall be immediate upon the occurrence and continuance of a Matured Event of Default. The Bank’s rights under this Mortgage shall not be contingent upon the exercise or enforcement by the Bank of whatever other remedies it may have against the Grantor or the enforcement of any other lien or realization upon any other security or collateral the Bank may at any time possess. Any one or more successive and/or concurrent actions may be brought hereon against Grantor either in the same action, or in separate actions, as often as the Bank, in its sole discretion, may deem advisable. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Bank’s right to proceed in any other form of action or proceeding or against other parties unless the Bank has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Bank against Borrower under any document or instrument evidencing the Secured Liabilities shall serve to diminish the rights of the Bank under this Mortgage, except to the extent the Bank realizes payment by such action or proceeding, notwithstanding the effect of any such action or proceeding upon Grantor’s right of subrogation against Borrower, if any.

27. Binding Effect. Until this Mortgage is discharged in full, all of the covenants and conditions hereof shall run with the land and shall be binding upon the successors and assigns of Grantor, and shall inure to the benefit of the successors and assigns of the Bank. Any reference herein to “Grantor” or the “Bank” shall include their respective successors and assigns.

28. Notices. All notices, demands and requests required or permitted to be given to Grantor hereunder or by law shall be deemed delivered when deposited in the United States mail, with full postage prepaid thereon, addressed to Grantor at the last address of Grantor on the records of the Bank.

29. No Waiver. No waiver by the Bank of any right or remedy granted hereunder shall affect or extend to any other right or remedy of the Bank hereunder, nor affect the subsequent exercise of the same right or remedy by the Bank for any further or subsequent Event of Default by Grantor hereunder, and all such rights and remedies of the Bank hereunder are cumulative. Time is of the essence.

30. Severability. If any provision(s) hereof are in conflict with any statute or rule of law of the State of Michigan or state where the Property is located (as may be applicable under pursuant to the Loan Agreement) or are otherwise unenforceable for any reason whatever, then such provision(s) shall be deemed null and void to the extent of such conflict or unenforceability, but shall be deemed separable from and shall not invalidate any other provisions of this Mortgage.

31. Pronouns. If more than one person joins in the execution hereof, or is of the feminine sex, or a corporation, the pronoun and relative words herein used shall be read as if in plural, feminine or neuter, respectively.

[Signature on the following page]

This Mortgage was executed and delivered by the undersigned on the date stated in the first paragraph above.

Grantor:

UTSI FINANCE, INC., a Michigan corporation

By:	/s/ Violeta V. Golematis
Violeta V. Golematis
Its: Treasurer

STATE OF MICHIGAN	)
)ss
COUNTY OF MACOMB	)

The foregoing instrument was acknowledged before me on 21st day of June, 2016, by Violeta V. Golematis, the Treasurer of UTSI Finance, Inc., a Michigan corporation, on behalf of the corporation.

/s/ Ralph Castelli
Ralph A. Castelli, Jr.
Notary Public, Oakland County, Michigan
My commission expires: July 13, 2020
Acting in Macomb County

DRAFTED BY:	WHEN RECORDED RETURN TO:

Donald A. Wagner	Donald A. Wagner
Couzens, Lansky, et al	Couzens, Lansky, et al
39395 West Twelve Mile	39395 West Twelve Mile
Suite 200	Suite 200
Farmington Hills, Michigan 48331	Farmington Hills, Michigan 48331

EXHIBIT “A”

Description of Real Estate

The land referred to herein below is situated in the City of Dearborn, County of Wayne, State of Michigan, and is described as follows:

Parcel 1:

Land in Private Claim 61, Town 2 South, Range 11 East, beginning at a point in the Westerly line of Stecker Avenue (70 feet wide) point is South 80 degrees 23 minutes West 575.81 feet along Northerly line of Southern Avenue and North 26 degrees 39 minutes West 1123.37 feet along Westerly line of Stecker Avenue from intersection of Northerly line of Southern Avenue and Easterly line of Private Claim 61; thence North 26 degrees 59 minutes West 360 feet; thence South 63 degrees 21 minutes West 556.73 feet to a point 64.75 feet Easterly of Westerly line of Private Claim 61; thence South 26 degrees 39 minutes East 360 feet; thence North 63 degrees 21 minutes East 556.73 feet to the point of beginning.

Parcel 2:

Beginning at a point in Easterly line of Wyoming Avenue, being South 1097.42 feet and distant South 15 degrees 23 minutes West 886.89 feet from intersection of Easterly line of Wyoming Avenue and Southerly line of Michigan Avenue; thence South 15 degrees 23 minutes West 210 feet along Easterly line of Wyoming Avenue; thence South 74 degrees 37 minutes East 1002.02 feet; thence North 63 degrees 21 minutes East 148.75 feet to the Easterly line of Private Claim 216; thence North 26 degrees 39 minutes West 148.64 feet along said line; thence North 74 degrees 37 minutes West 1013.16 feet to the point of beginning.

Parcel 3:

Land in the P.C. 216, Town 2 South, Range 11 East described as: Beginning at a point on the Easterly line of Wyoming Avenue, Southerly 1097.42 feet and South 15 degrees 23 minutes West 1096.89 feet from intersection of the East line of Wyoming Avenue and South line of Michigan Avenue; thence continuing South 15 degrees 23 minutes West 600 feet; thence South 74 degrees 37 minutes East, 650 feet; thence North 15 degrees 23 minutes, 600 feet; thence North 74 degrees 37 minutes, West 650 feet to the point of beginning.

Parcel 4:

Part of Private Claim 216 lying Northerly of the Michigan Central Railroad in City of Dearborn, Wayne County, Michigan, described as follows: Beginning at a point in the Northerly line of Southern Avenue (66 feet wide) said point being distant North 80 degrees 23 minutes East 789.30 feet from the intersection of the Northerly line of said Southern Avenue, with the Easterly line of Wyoming Avenue (66 feet wide at this point) running thence North 80 degrees 23 minutes East 625 feet along the Northerly line of said Southern Avenue to a point; thence North 26 degrees 39 minutes West 414.25 feet to a point; thence South 80 degrees 23 minutes West, 125 feet to a point; thence North 26 degrees 39 minutes West 424.28 feet to a point in the Easterly line of the Norwalk Trucking Company property; thence South 15 degrees 23 minutes

West, 447.61 feet along said Easterly line to the Southeasterly corner of said Norwalk property; thence North 74 degrees 37 minutes West 150 feet along the Southerly line of said property to a point; thence South 15 degrees 23 minutes West 100 feet to a point; thence South 26 degrees 39 minutes East, 385.77 feet to point of beginning.

Parcel 5:

Part of Private Claims 216 and 61, lying Northerly of the Michigan Central Railroad in the City of Dearborn, Wayne County, Michigan, described as follows: Beginning at a point in the Northerly line of Southern Avenue (66 feet wide) said point being distant North 80 degrees 23 minutes East 1414.30 feet from the intersection of the Northerly line of Southern Avenue with the Easterly line of Wyoming Avenue (66 feet wide at this point), running thence North 80 degrees 23 minutes East, 715.55 feet along the Northerly line of said Southern Avenue to a point in the Southerly line of a seventeen foot spur track easement; running thence North 77 degrees 13 minutes West 186.50 feet along said Southerly easement line to a point of curve; thence on a 14 degrees 48 minutes curve to the right of 341.78 feet, to a point of tangent (chord distance being North 51 degrees 30 minutes West 331.61 feet), running thence North 26 degrees 39 minutes West 543 feet along the Westerly line of said easement to a point; thence South 63 degrees 21 minutes West 156.50 feet; thence North 74 degrees 37 minutes West 352.20 feet to the Northeasterly corner of the Norwalk Trucking Company property; thence South 15 degrees 23 minutes West 152.39 feet along the Easterly line of said Norwalk property to a point; thence South 26 degrees 39 minutes East 424.28 feet to a point; thence North 80 degrees 23 minutes East 125 feet; thence South 26 degrees 39 minutes East 414.25 feet to the point of beginning.

Parcel 6:

Part of Private Claim No. 216 and No. 61, City of Dearborn, Wayne County, Michigan, and being more particularly described as follows: Commencing at the Southeasterly corner of Wyoming Avenue (86 feet wide) and Michigan Avenue (100 feet wide) and running thence South 00 degrees 01 minutes 14 seconds East, along the Easterly line of said Wyoming Avenue, a measured distance of 1098.15 feet (described 1097.42 feet) to an angle point in said street line; thence South 15 degrees 22 minutes 11 seconds West, along the Easterly line of said Wyoming Avenue, a distance of 156.91 feet to the point of beginning of the parcel of land herein being described; proceeding thence from said point of beginning North 63 degrees 17 minutes 09 seconds East a measured distance of 885.45 feet (described 885.13 feet) to a point on the Westerly line of Stecker Avenue (70 feet wide); thence South 25 degrees 39 minutes 00 seconds East along the Westerly line of said Stecker Avenue, a measured distance of 951.96 feet (described 949.27 feet) to a point; thence South 63 (recorded South 83) degrees 21 minutes 00 seconds West a distance of 556.73 feet to a point; thence South 26 degrees 45 minutes 08 seconds East, a measured distance of 417.75 feet (described 420.00 feet) to a point; thence South 63 degrees 21 minutes 00 seconds West a distance of 40.00 feet to a point; thence South 26 degrees 39 minutes 00 seconds East a measured distance of 544.54 feet (described 543 feet) to a point; thence along the arc of a curve concave to the Northeast, radius 383.40 feet, a measured arc distance of 326.70 feet (described 325.84 feet) (chord bears South 51 degrees 20 minutes 47 seconds East, 315.80 feet) to a point; thence South 77 degrees 13 minutes 00 seconds East, along a line not tangent to the foregoing curve, a distance of 89.39 feet to a point; thence North 26 degrees 39 minutes 00 seconds West a distance of 432.00 feet to a point; thence North 63 degrees 31 minutes 00 seconds East a distance of 395.00 feet to a point on the Westerly line of said Stecker Avenue; thence South 26 degrees 39 minutes 00 seconds East, along the Westerly line of said Stecker Avenue, a distance of 608.33 feet to the point of intersection of said street line with the Northerly line of Southern Avenue (66 feet wide); thence South 80 degrees 26 minutes 13 seconds West, along the Northerly line of said Southern Avenue, a measured distance of 344.41 feet (described 345.39 feet) to a point; thence North 77 degrees 13 minutes 00 seconds West a measured distance of 187.78 feet (described 186.5 feet) to a point; thence along the arc of a curve, concave to the Northeast, radius 389.52 feet, a measured arc distance of 342.26 feet (described 341.78 feet) (chord bears North 51 degrees 24 minutes 18 seconds West, 331.36 feet) to a point; thence North 26 (recorded North 28) degrees 39 minutes 00 seconds West along a line 7.75 feet Easterly of, as measured at right angles to and parallel with the Westerly line of Private Claim No. 61, a measured distance of 544.54 feet (described 543 feet) to a point; thence South 63 degrees 21 minutes 00 seconds West a distance of 7.75 feet to a point on the Easterly line of said Private Claim No. 216; thence North 26 (recorded North 28) degrees 39 minutes 00 seconds West, along the Easterly line of said Private Claim No. 216, a measured distance of 795.11 (described 795.39 feet) to a point; thence North 74 degrees 37 minutes 49 seconds West, a measured distance of 580.83 feet (described 580.18 feet) to a point on the Easterly line of said Wyoming Avenue; thence North 15 degrees 22 minutes 11 seconds East, along the Easterly line of said Wyoming Avenue, a measured distance of 248.95 feet (described 249.73 feet) to the point of beginning.

Commonly known as: 4440 Wyoming Avenue, Dearborn, MI 48126

Tax Parcel No.: 82-10-161-51-004, as to Parcel 1, 82-10-163-02-002, as to Parcel 2, 82-10-163-02-003, as to Parcel 3, 82-10-163-02-008, as to part of Parcel 4, 82-10-163-02-009, as to Part of Parcel 4, 82-10-163-02-010, as to part of Parcel 4, 82-10-163-02-011, as to part of Parcel 5, 82-10-163-02-012, as to part of Parcel 5, 82-10-161-51-002, as to Part of Parcel 6, 82-10-161-51-005, as to part of Parcel 6, 82-10-163-02-013, as to Part of Parcel 6

20